Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(296,780)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(471,300)
Dividend Income	107,777
Interest Income	35,171
ETF Transaction Fees	350
Total Income (Loss)	$(624,782)

Expenses
General Partner Management Fees	$21,105
Professional Fees	17,356
Brokerage Commissions	510
Directors' Fees and insurance	572
License fees	528
Total Expenses	$40,071
Net Income (Loss)	$(664,853)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/25	$43,267,098
Withdrawals ((50,000) Shares)	(1,776,567)
Net Income (Loss)	(664,853)

Net Asset Value End of Month	$40,825,678
Net Asset Value Per Share (1,150,000 Shares)	$35.50

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596